OPTION AGREEMENT



                                     BETWEEN

                         SF LEWIS TRUST, A NEVADA TRUST



                                       AND


                         GOLDEN PHOENIX MINERALS, INC.,
                             A MINNESOTA CORPORATION

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS...................................................................... 1

SECTION ONE   -      Option to Purchase Stock................................. 2

    1.1       -      Grant of Option.......................................... 2
    1.2       -      Option Payment........................................... 2
    1.3       -      Purchase Price........................................... 2
    1.4       -      Exercise of Option....................................... 2

SECTION TWO   -      Agreements Affecting Real Property....................... 3

    2.1       -      Existing Agreements...................................... 3
    2.2       -      Lease Revenues........................................... 4
    2.3       -      New Agreements........................................... 4

SECTION THREE -      Warranties and Representations........................... 5

    3.1       -      Warranties and Representations as to Real Property....... 5
    3.2       -      Warranties and Representations as to Personal Property... 7
    3.3       -      No Warranties or Representations as to Value............. 9
    3.4       -      Environmental Liabilities................................10
    3.5       -      Liability and Insurance..................................11

SECTION FOUR  -      Miscellaneous Provisions.................................11

    4.1       -      Binding Effect...........................................11
    4.2       -      Applicable Law...........................................12
    4.3       -      Entire Agreement.........................................12
    4.4       -      Void or Invalid Provisions...............................12
    4.5       -      Time of the Essence......................................12
    4.6       -      No Partnership...........................................12
    4.7       -      Resolutions and Further Assurances.......................12

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EXHIBITS

     A        -       Description of Real Property
     B        -       Description of Personal Property
     C        -       Hycroft Lease
     D        -       Driscol Mine Agreement
     E        -       Wonder Mine Agreement

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                                OPTION AGREEMENT

         THIS OPTION AGREEMENT is made this ____ day of September, 1997 by and between the SF LEWIS TRUST, a Nevada trust ("Lewis"); and GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation ("Golden Phoenix").

                                    RECITALS

         A. Lewis owns and possesses one hundred percent (100%) of the issued shares of stock in F. W. Lewis, Inc., a Nevada corporation and Mina Gold Mine, Inc., a Nevada corporation (referred to as the "Stock"). Lewis and its subsidiary corporations are private companies, and none are listed or traded.

         B. F. W. Lewis, Inc. and Mina Gold Mine, Inc. together own various patented and unpatented mining claims situated in Nevada and Colorado and oil and gas interests in California (the "Real Property"). The Real Property is more particularly described on Exhibit A attached hereto.

         C. F. W. Lewis, Inc. and Mina Gold Mine, Inc. also own various items of mining equipment and structures situated on the Real Property, including ball and rod mills, motors, crushers, dust collectors, tanks, drills, trailers, trucks, and buildings (referred to collectively as the "Personal Property"). The Personal Property will be inventoried by Golden Phoenix pursuant to Section 3.2 below, and the list prepared by Golden Phoenix (subject to Lewis' review and approval) will become Exhibit B to this Agreement.

         D. Golden Phoenix wishes to acquire the Stock (and thereby ownership of the Real Property and Personal Property). Lewis is willing to grant Golden Phoenix an exclusive and irrevocable option to purchase the Stock on the terms and conditions set forth below.

         THEREFORE, the parties have agreed as follows:


                                   SECTION ONE

                            Option to Purchase Stock

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         1.1 Grant of Option. Lewis grants to Golden Phoenix the exclusive and irrevocable right and option to purchase the Stock (the "Option"). The Option shall commence upon execution of this Agreement by both parties, and the Option shall terminate at 11:59 p.m. PST on December 31, 1997.

         1.2 Option Payment. Golden Phoenix shall pay Lewis the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in cash upon execution of this Agreement.

         1.3 Purchase Price. The purchase price for the Stock shall be TWENTY MILLION DOLLARS ($20,000,000.00). The option payment described in Section 1.2 above shall not be applied to the purchase price.

         1.4 Exercise of Option. At any time during the term of this Agreement, Golden Phoenix may give written notice to Lewis of its intent to exercise the Option and purchase the Stock. Following delivery of the notice to Lewis, the parties shall open an escrow with Richard W. Harris, Esq. of Reno, Nevada or another mutually-agreeable party. The escrow shall close (the "Closing") within thirty (30) days following delivery of the notice to Lewis. Upon Closing, Golden Phoenix shall deliver a cashier's check drawn on a mutually-acceptable bank in Nevada in the amount of TWENTY MILLION DOLLARS ($20,000,000.00) to Lewis. Lewis shall deliver to Golden Phoenix all share certificates of F. W. Lewis, Inc. and Mina Gold Mine, Inc., together with all corporate books and records of the two subsidiary corporations. Lewis shall also deliver to Golden Phoenix such bills of sale and deeds as may be necessary to effect a complete transfer of the Real Property and Personal Property to Golden Phoenix. All taxes with respect to the Real Property and Personal Property shall be pro rated between the parties as of the date of closing.


                                   SECTION TWO

                       Agreements Affecting Real Property

         2.1 Existing Agreements. There exist the following agreements affecting portions of the Real Property:

                  a. A "Mining Lease" dated January 1, 1983 between Frank W. Lewis as Lessor and the

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         Standard Slag Company as Lessee, which has been assigned to Hycroft
         Lewis Mine, Inc., a Nevada corporation (the "Hycroft Lease"). A copy of the Hycroft Lease is attached hereto as Exhibit C.

                  b. An "Exploration Permit with Option to Purchase" dated May 1, 1996 between F. W. Lewis, Inc. as Optionor and Nighthawk North Explorations Inc. as Optionee, which has been assigned to United Tex-Sol (U.S.) Inc. (the "Driscol Mine Agreement"). A copy of the Driscol Mine Agreement is attached hereto as Exhibit D.

                  c. An "Exploration Permit with Option to Purchase" dated July 1, 1996 between F. W. Lewis, Inc. as Optionor and 1160232 Ontario Limited and Paul Roberts as Optionee, which has been assigned to Arizuma Silver, Inc. (the "Wonder Mine Agreement"). A copy of the Wonder Mine Agreement is attached hereto as Exhibit E.

         The foregoing agreements shall be referred to collectively as the "Leases".

         2.2 Lease Revenues. All cash and other consideration derived from the Leases during the term of this Agreement, except property purchase payments, shall become the property of Lewis and will not be included in the Personal Property transferred to Golden Phoenix upon Closing. In addition, all office equipment and supplies at 120 Greenridge Drive, Reno, Nevada shall likewise remain with Lewis.

         A block of 500,000 shares of United Tex-Sol Mines, Inc. is being held by the Montreal Trust Company of Canada in escrow for benefit of F. W. Lewis, Inc. This stock, if and when released from escrow, will be the property of Lewis and will not pass to Golden Phoenix.

         2.3 New Agreements. Lewis, acting through its subsidiary corporations,
F. W. Lewis, Inc. and Mina Gold Mines, Inc., shall have the right to negotiate and enter into additional agreements ("New Agreements") affecting the Real Property and Personal Property during the term of this Agreement, provided that the following conditions are satisfied:

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              a. Lewis shall submit any New Agreements to Golden Phoenix for review and approval prior to execution of the New Agreements.

              b. Any cash or other revenues derived from the new agreement(s) shall remain in the subsidiary corporations and shall be transferred to Golden Phoenix upon closing.


                                  SECTION THREE

                         Warranties and Representations

         3.1 Warranties and Representations as to Real Property. In conveying the Stock to Golden Phoenix, Lewis makes the following limited warranties and representations with respect to the Real Property:

              a. Lewis owns 100% of the legal and equitable interests in the Stock and possesses the Stock; Lewis has the right to convey the Stock to Golden Phoenix pursuant to this Agreement; and Lewis has not granted any first rights of refusal or other limitations with respect to the Stock.

              b. At the time of closing, the Real Property shall be free of all leases, liens, and encumbrances other than the Leases described in Section 2.1 above and any New Agreements created in accordance with Section 2.3 above.

              c. The Real Property is subject to the following legal actions:

                   (1) An action for partition affecting certain properties in Eureka County, Nevada (F. W. Lewis, Inc. v. Ostrander, et al., Case No. 3313, affecting the Blue Bird, Clipper, Golden Rule, Dug Out, Dump, Trail, Volk and Piantoni, Killington, and Water Jacket patented lode claims). Golden Phoenix will pay the costs of concluding this litigation and the purchase price of the property.

                   (2) An action for partition affecting certain properties in White Pine County, Nevada (F. W. Lewis v. Ostrander et al., Case No. CV-1440692, affecting the Onetha, Roanoke, and Wipperwill patented lode claims). Golden Phoenix will pay the costs of concluding this litigation and the purchase price of the property.

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                   (3) An action to quiet title affecting certain properties in the Wonder Mining District, Churchill County, Nevada [action to be commenced in September 1997]. Lewis will pay all costs of this litigation.

         Other than the foregoing actions, Lewis is not aware of any claims, demands, legal actions, or liabilities affecting the Real Property.

              d. Lewis has advised Golden Phoenix that certain properties have poor or non-existent title, such as the Empire Mine (MS 49) at Hamilton.

              Some of the mining properties at Hamilton, Nevada do not have oil rights, which were reserved by a previous owner.

              e. To the best of Lewis' knowledge, information, and belief, Lewis is not aware of any environmental violations, claims, or liabilities affecting the Real Property, and Lewis has not received notice of any environmental violations or problems from any local, state, or federal agency, except for the following:

                   (1) F. W. Lewis, Inc. may be obligated to reclaim approximately one-third of a mile of road in the Lewis Mining District, Lander County, Nevada.

                   (2) F. W. Lewis, Inc. may be obligated to reclaim drill sites in the Contact Mining District, Elko County, Nevada.

                   (3) F. W. Lewis, Inc. may be obligated to perform certain reclama- tion activities in the Driscol Mine area in Lander County, Nevada, should the current Optionee fail to perform such work.

         Should the Bureau of Land Management require that these reclamation activities be completed, Golden Phoenix shall assume responsibility for the reclamation work.

              f. Other than the foregoing representations and warranties, Lewis will convey the Stock (and Real Property) to Golden Phoenix in an "as is and where is" condition with no warranty of ownership or possession. During the Option, Golden Phoenix shall have the right and obligation to conduct such examinations of title as it

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deems appropriate, at its sole cost, in order to verify Lewis' ownership and possession. In addition, Lewis shall allow Golden Phoenix to have full access to all books and records of the subsidiary corporations during its due diligence examination. If Golden Phoenix discovers any defect in title, Golden Phoenix shall have the choice of (1) accepting such defects or (2) terminating this Agreement without further obligation to Lewis. Under no circumstance will the purchase price be reduced or pro rated to account for any defects in title.

         3.2 Warranties and Representations as to Personal Property. During the term of this Option, Golden Phoenix shall conduct an inventory of all Personal Property situated on the Real Property. The list of equipment and structures compiled by Golden Phoenix shall be attached to this Agreement as Exhibit B. Lewis shall have the right to review and approve the list of Personal Property. With respect to the Personal Property listed on Exhibit B, Lewis makes only the following representations and warranties:

              a. To the best of Lewis' knowledge, information, and belief, Lewis owns and possesses the Personal Property free of any liens, encumbrances, or outstanding claims; Lewis has the right to convey the Personal Property to Golden Phoenix pursuant to this Agreement; and Lewis has not granted any first rights of refusal or other limitations with respect to the Personal Property.

              b. Lewis is not aware of any claim, demand, liability, or litigation affecting the Personal Property.

              c. Lewis will execute a Bill of Sale or other documents necessary to convey the Personal Property to the subsidiary companies or to Golden Phoenix.

              d. Except for the warranties set forth above, Lewis sells and conveys the Personal Property to Golden Phoenix in an "as is and where is" condition. During the term of the Option, Golden Phoenix will undertake such examination of title to the Personal Property as it deems appropriate. Lewis will not be responsible for theft or damage to the Personal Property during the Option period. Lewis will make available to Golden Phoenix

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all titles, bills of sale, or agreements relating to the Personal Property.

              e. Other than the foregoing representations and warranties, Lewis will convey the Personal Property to Golden Phoenix in an "as is and where is" condition with no warranty of ownership or possession. During the Option, Golden Phoenix shall have the right and obligation to conduct such examinations of title as it deems appropriate, at its sole cost, in order to verify Lewis' ownership and possession. If Golden Phoenix discovers any defect in title, Golden Phoenix shall have the choice of (1) accepting such defects or (2) terminating this Agreement without further obligation to Lewis. Under no circumstance will the purchase price be reduced or pro rated to account for any defects in title to the Personal Property.

         3.3 No Warranties or Representations as to Value. From time to time, Lewis and other parties have prepared estimates of cash flow and mineral value with respect to portions of the Real Property and Personal Property. This information shall be made available to Golden Phoenix during the Option period, and all files, maps, and other information pertaining to the Real Property and Personal Property shall be delivered to Golden Phoenix upon closing.

         WITH RESPECT TO SUCH INFORMATION AND DATA, GOLDEN PHOENIX ACKNOWLEDGES AND AGREES, AS A CONDITION OF THIS AGREEMENT, THAT:

         A. LEWIS MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER AS TO THE COMPLETENESS OR ACCURACY OF THE INFORMATION AND DATA PERTAINING TO THE REAL PROPERTY AND PERSONAL PROPERTY.

         B. GOLDEN PHOENIX AND ANY THIRD PARTIES SHALL MAKE THEIR OWN INDEPENDENT ASSESSMENT AND EVALUATION REGARDING

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ASSAYS, ORE VALUES, ECONOMIC PROJECTIONS REGARDING THE REAL PROPERTY AND
PERSONAL PROPERTY.

         C. GOLDEN PHOENIX AND ANY THIRD PARTIES SHALL NOT RELY UPON INFORMATION SUPPLIED BY LEWIS OR AVAILABLE IN THE LEWIS FILES.

         D. ANY INFORMATION FURNISHED BY GOLDEN PHOENIX TO THIRD PARTIES, INCLUDING PROSPECTIVE INVESTORS AND STOCK EXCHANGES, SHALL INCLUDE THE FOLLOWING EXPRESS LIMITATION WITH REGARD TO LEWIS, WHICH SHALL BE IN THE FORM OF A SHEET ATTACHED TO EACH DOCUMENT, MAP, ASSAY REPORT, AND OTHER INFORMATION:

         CAUTION: THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE ANY REPRESENTATION OF ECONOMIC VALUE OR DEVELOPMENT POTENTIAL BY F. W. LEWIS, INC., MINA GOLD MINES, INC., FRANK W. LEWIS, SHARON LEWIS, OR THE SF LEWIS TRUST.

         E. GOLDEN PHOENIX WILL DEFEND, INDEMNIFY, AND HOLD LEWIS HARMLESS FROM ANY CLAIMS, DEMAND, OR LIABILITIES ARISING FROM USE OF THE INFORMATION.

         3.4 Environmental Liabilities. Golden Phoenix accepts the Stock and Real Property with the knowledge and understanding that there may exist waste dumps, mine tailings, and other conditions which may be categorized as "hazardous waste" by local, state, or federal agencies. To the best of Lewis' knowledge, information, and belief, Lewis is not presently aware of any environmental violation, claim, or liability affecting the Real Property. However, Golden Phoenix acknowledges that there exists the possibility that such environmental claims may be asserted in the future. As an express condition of this Agreement, Golden Phoenix, upon exercising the Option, shall accept responsibility for all such environmental conditions, and further agrees to defend, indemnify, and hold Lewis harmless from all claims, demands, or liabilities arising in connection with environmental conditions on the Real Property. However, such liability and indemnification on the part of Golden Phoenix shall be secondary to the responsibilities and liabilities of any Lessees or Optionees under the Leases.

         3.5 Liability and Insurance. During the option period, Golden Phoenix shall indemnify and hold Lewis harmless from any claims, demand, liabilities or liens arising out of Golden Phoenix's activities on the Property. To that end, Golden Phoenix shall, no later than October 15, 1997, obtain and carry a policy of public liability insurance in the amount of $1,000,000.00 or more for personal injury and $100,000.00 for property damage, protecting Lewis against any claims for injury to persons or damage to property resulting from Golden Phoenix's operations. The insurance policy shall name Lewis as a co-insured, and Golden Phoenix shall require of the insurance company that it deliver a copy of the policy to Lewis.


                                  SECTION FOUR

                            Miscellaneous Provisions

         4.1 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors, and assigns.

         4.2 Applicable Law. The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the State of Nevada.

         4.3 Entire Agreement. This Agreement terminates and replaces all prior agreements, either written, oral or implied, between the parties hereto, and constitutes the entire agreement between the parties.

         4.4 Void or Invalid Provisions. If any term, provision, covenant or condition of this

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Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

         4.5 Time of the Essence. Time is of the essence of this Agreement and each and every part thereof.

         4.6 No Partnership. Nothing in this Agreement shall create a partnership between Lewis and Golden Phoenix.

         4.7 Resolutions and Further Assurances. The actions and conveyances of Lewis, F. W. Lewis, Inc. and Mina Gold Mines, Inc. shall be duly approved by resolutions of the Trustees or Boards of Directors, as applicable. Lewis and its subsidiary companies will cooperate in executing any additional documents needed to effect the terms of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Option Agreement the day and year first above written.

                                          SF LEWIS TRUST, a Nevada trust


                                          By
                                            ------------------------------------
                                                FRANK W. LEWIS, Trustee

                                          By
                                            ------------------------------------
                                                SHARON F. LEWIS, Trustee


                                          GOLDEN PHOENIX MINERALS, INC.
                                            a Minnesota corporation

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                                          By
                                            ------------------------------------
                                                MICHAEL R. FITZSIMONDS,
                                                  President

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STATE OF NEVADA    )
                   ) ss
COUNTY OF WASHOE   )

         On the _____ day of ___________, 1997, personally appeared before me, a Notary Public within and for said county, personally appeared FRANK W. LEWIS, Trustee of the SF Lewis Trust, who acknowledged that he executed the foregoing Option Agreement, and to me known or proved to be the person described in and who executed the same.

                                            ------------------------------------
                                            NOTARY PUBLIC



STATE OF NEVADA    )
                   ) ss
COUNTY OF WASHOE   )

         On the _____ day of ___________, 1997, personally appeared before me, a Notary Public within and for said county, personally appeared SHARON F. LEWIS, Trustee of the SF Lewis Trust, who acknowledged that he executed the foregoing Option Agreement, and to me known or proved to be the person described in and who executed the same.

                                            ------------------------------------
                                            NOTARY PUBLIC



STATE OF NEVADA    )
                   ) ss
COUNTY OF WASHOE   )

         On the _____ day of ___________, 1997, personally appeared before me, a Notary Public within and for said county, personally appeared MICHAEL FITZSIMONDS, President of GOLDEN PHOENIX MINERALS INC., who acknowledged that he executed the foregoing Option Agreement, and to me known or proved to be the person described in and who executed the same.

                                            ------------------------------------
                                            NOTARY PUBLIC